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                                                                     Exhibit 5.1



                                  July 24, 1997


Dura Pharmaceuticals, Inc.
5880 Pacific Center Blvd.
San Diego, CA 92121

          Re:     % Convertible Subordinated Notes due 2002
              ---------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel to Dura Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering an underwritten public offering of up to $287,500,000 in aggregate principal amount of the Company's __% Convertible Subordinated Notes due 2002 (the "Notes") and the shares of the Company's Common Stock, par value $.001 per share, issuable upon conversion of the Notes (the "Common Stock").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Certificate of Incorporation, as amended through the date hereof, the Company's bylaws, as amended through the date hereof, the form of Indenture between the Company and Chase Trust Company of California, as indenture trustee (the "Indenture"), and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents") and have assumed that the interest rate and initial conversion price of the Notes will be approved by the Board of Directors of the Company. We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

     1. The Notes, when sold and issued in accordance with the Registration Statement and related Prospectus (as amended and supplemented through the date of issuance), will be duly authorized, executed, issued and delivered by the Company and

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Dura Pharmaceuticals, Inc.                                      July 24, 1997
                                                                       Page 2

will constitute binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company except as limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws or equitable principles now or hereafter in effect relating to or limiting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     2. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance by the Company and, if and when issued upon conversion of the Notes in accordance with the terms of the Indenture, at conversion prices at or in excess of the par value of such shares of Common Stock, will be validly issued, fully paid and nonassessable.

     We express no opinion regarding the enforceability or effect of Section 5.8 of the Indenture.

     We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus which forms a part of this Registration Statement. We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                              Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP


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